UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 15, 2014
Date of Report (Date of earliest event reported)

CROSSBOX, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53337	27-1139744
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Birch Street Suite 4800 Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)

(949) - 373-7281
Registrant’s telephone number, including area code

GO GREEN DIRECTORIES, INC.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

On January 15, 2014, Go Green Directories, Inc., a Nevada corporation (the “Company”) and its wholly-owned subsidiary, CrossBox, LLC, were merged, with the Company being the surviving entity. In connection with such merger, the Company changed its name to “CrossBox, Inc.”

This action is consistent with the change in the company’s management and implementation of its new business plan as disclosed in the Company’s Form 8-K filed on January 8, 2014.

The Company’s business plan is focused on the $49 billion fitness and equipment market. The Company has created a fitness program composed of proven proprietary supramaximal interval training (SMIT) techniques and High Interval Intensity Training (HIIT) utilizing a patented speed bag and high quality boxing gloves. The Company will have the use of the patented speed bag developed and owned by FirstRate Boxing. Information about this speed bag can be found on FirstRate’s website at www.firstrateboxing.com.

The Company will be partnering with an internationally known, world class trainer to provide training for instructors to achieve CrossBox certification, thereby providing an effective, rigorous and consistent client experience across all gym locations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GO GREEN DIRECTORIES, INC.

DATE: January 16, 2014	/s/ JOE LOPEZ
Joe Lopez
Chief Executive Officer